UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2004

Kitty Hawk, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-25202 (Commission File Number)	75-2564006 (I.R.S. Employer Identification No.)

1515 West 20th Street P.O. Box 612787 DFW International Airport, Texas (Address of principal executive offices)		75261 (Zip Code)

Registrant’s telephone number, including area code: (972) 456-2200

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

     As of May 8, 2004, Resurgence Asset Management, L.L.C., Everest Capital Limited and Stockton, LLC (collectively, the “Stockholders”) and Kitty Hawk, Inc. (“Kitty Hawk”) entered into a new Registration Rights Agreement that replaced the previous registration rights agreement among the Stockholders and Kitty Hawk. As of May 8, 2004, the Stockholders collectively owned 11,544,411 shares of common stock (or approximately 26.39% of the outstanding shares of common stock) and warrants to acquire 4,481,729 shares of common stock.

     Under the Registration Rights Agreement, Kitty Hawk granted the Stockholders one collective demand registration right. The demand registration right requires Kitty Hawk to file a shelf registration statement (the “Registration Statement”), pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Rights Agreement requires Kitty Hawk to use its commercially reasonable efforts to file the Registration Statement after a demand and to cause the SEC to declare the Registration Statement effective as soon as practicable thereafter. Kitty Hawk is also required to use its commercially reasonable efforts to cause the Registration Statement to remain effective until the earlier of (i) two years from the effective date of the Registration Statement (subject to extension for periods of time during which the Registration Statement is not available for resales), (ii) all securities offered under the Registration Statement are sold or (iii) all of the securities offered under the Registration Statement may be sold under Rule 144(k) under the Act. Kitty Hawk has generally agreed to pay all of the fees and expenses related to the Registration Statement, including the reasonable fees and expenses of one counsel for the Stockholders. In certain cases, Kitty Hawk may also add additional stockholders to the Registration Rights Agreement prior to the filing of the Registration Statement.

     Kitty Hawk also granted the Stockholders piggyback registration rights, which allow the Stockholders to participate in an offering conducted by Kitty Hawk, whether for Kitty Hawk’s own account or for the account of another stockholder (except for the registration of securities to be offered pursuant to an employee benefit plan on Form S-8, pursuant to a registration made on Form S-4 or any successor forms then in effect).

     The Registration Rights Agreement terminates on the earlier of (i) the termination of the effectiveness of the Registration Statement, (ii) the date on which all shares of common stock covered by the Registration Rights Agreement have been sold and (iii) the date on which all shares of common stock covered by the Registration Rights Agreement may be sold under Rule144(k) under the Act.

     At the same time, each of the Stockholders entered into a separate Voting Agreement with Kitty Hawk whereby each individually agreed to vote in favor of certain proposals that may be presented by Kitty Hawk’s board of directors (the “Board”) to Kitty Hawk’s stockholders for their approval. Among the proposals the Stockholders have agreed to vote in favor of are amendments to Kitty Hawk’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), that would (i) classify the Board into three classes of directors, with each director serving a three-year term, and with one class being elected each year; (ii) permit directors to be removed from the Board only for cause; (iii) require the vote of two-thirds of the stockholders to approve any stockholder proposal to amend certain provisions of Kitty Hawk’s Certificate or bylaws; (iv) permit stockholders to act only at special and annual meetings and not by written consent; (v) increase the number of authorized shares of common stock up to 100,000,000 shares and the number of authorized shares of preferred stock up to 10,000,000 shares; and (vi) cause section 203 of the Delaware General Corporation Law to apply to Kitty Hawk. In addition, each Stockholder has individually agreed to vote in favor of increasing the number of shares of common stock issuable under the Kitty Hawk 2003 Long Term Equity Incentive Plan by up to 500,000 shares effective June 30, 2005. Kitty Hawk’s Board has not decided which, if any, of these proposals will be submitted to Kitty Hawk’s stockholders for approval.

     The foregoing descriptions of the Registration Rights Agreement and each of the Voting Agreements are qualified in their entirety by reference to those agreements, copies of which are attached hereto as Exhibits 4.1 and 4.2, and each is incorporated herein by reference.

     This report contains forward-looking statements relating to future business expectations. Business plans may change as circumstances warrant. Actual results may differ materially as a result of factors over which the company has no control. Such factors include, but are not limited to: worldwide business and economic conditions; changes in our business strategy or development plans; product demand and the rate of growth in the air cargo industry; the financial costs and operating limitations imposed by the unionization of our workforce; successful negotiations of the limited changes allowed in the new collective bargaining agreement with its pilot group; the impact of competitors and competitive aircraft; the cost and availability of aircraft or replacement parts; the ability to attract and retain new and existing customers; the cost and availability of jet fuel; increased foreign political instability and acts of war or terrorism; normalized aircraft operating costs and reliability; and changes in government regulation and policies. Kitty Hawk undertakes no obligation to update or revise any forward-looking statements contained in this release for events or circumstances after the date on which such forward-looking statements are made. New factors emerge from time to time, and it is not possible for Kitty Hawk to predict all such factors.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
4.1	Registration Rights Agreement, dated as of May 8, 2004, by and among Kitty Hawk, Inc., Resurgence Asset Management, L.L.C., Everest Capital Limited and Stockton, LLC.

4.2	Form of Voting Agreement entered into by and between Kitty Hawk and each of the Stockholders individually.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KITTY HAWK, INC.

Date: May 8, 2004
	By:	/s/ Steven E. Markhoff

	Name:	Steven E. Markhoff
	Title:	Vice President Strategic Planning,
General Counsel and Corporate Secretary